(El Dorado)
(99-1069656)

THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND
PROVISIONS LIMITING LENDER’S LIABILITY FOR NEGLIGENCE

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Agreement”) is made as of the 1st day of November, 2007 by APARTMENT REIT VILLAS OF EL DORADO, LLC, a Delaware limited liability company (“Borrower”), and NNN APARTMENT REIT, INC., a Maryland corporation (individually, “Principal”, Borrower and Principal hereinafter individually and collectively referred to as “Indemnitor”), for the benefit of THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ14, having an address at c/o Capmark Finance Inc., 116 Welsh Road, Horsham, Pennsylvania 19044 (“Indemnitee”) and other Indemnified Parties (as hereinafter defined).

RECITALS

A. Borrower is the current fee owner of that certain real property located in the City of McKinney, County of Collin and State of Texas, known as Villas of El Dorado and more particularly described in Exhibit A attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Security Instrument (as defined in the Note), being herein collectively referred to as the “Land”, the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the “Property”).

B. Indemnitee is the current holder of a loan (“Loan”) assumed by Borrower in the original principal amount of $13,600,000.00, evidenced by a certain promissory note dated November 29, 2006 in the principal amount of $13,600,000.00 made by El Dorado, LLC, a Texas limited liability company (“Original Borrower”) to the order of Royal Bank of Canada, a Canadian chartered bank (“Note”) and secured by, among other things, the Security Instrument which will encumber the Property.

C. Pursuant to that certain Agreement of Assumption and Modification of Security Instrument and Other Loan Documents dated as of the date hereof (the “Assumption Agreement”), Indemnitee consented to the transfer of the Loan from Original Borrower to Borrower (the “Transfer”)

D. Indemnitee is unwilling to consent to the Transfer unless Indemnitor agrees to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

E. Principal will derive substantial benefit from the Loan. Indemnitor enters into this Agreement to induce Indemnitee to consent to the Transfer.

CERTAIN DEFINED TERMS

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means a day on which commercial banks are not authorized or required by law to close in New York, New York.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

“Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, mold, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

“Indemnified Parties” includes Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties.

“Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

“Losses” includes any liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and expenses).

“Release” includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any, Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Indemnified Parties as follows:

1. Environmental Representations and Warranties. To the best of Indemnitor’s knowledge, (a) there are no Hazardous Substances or underground storage tanks at, in, on or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Property delivered to Indemnitee (such report(s) are identified in Exhibit B attached hereto and are referred to below collectively as the “Environmental Report”); (b) there are no past, present or threatened Releases of Hazardous Substances at, in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property, except as described in the Environmental Report; (e) Indemnitor does not know of and has not received any written notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, of other environmental conditions in connection with the Property, or regarding any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully and fully provided to Indemnitee in writing any and all information relating to conditions at, in, on, under or from the Property that is known to any Indemnitor and that is contained in the files and records of any Indemnitor, including, but not limited to, any reports relating to Hazardous Substances at, in, on, under or from the Property and/or to the environmental condition of the Property.

2. Environmental Covenants. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property by Indemnitor or any other person or entity shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no intentional Releases of Hazardous Substances at, in, on, under or from the Property by Indemnitor or anyone controlled by, controlling or under common control with Indemnitor; (c) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other person or entity (“Environmental Liens”); (d) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property pursuant to any written request of Indemnitee (provided that such request is made based upon Indemnitee’s reasonable belief that there are Hazardous Substances at, in, on, under or from the Property which are not in compliance with Environmental Laws) and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereto (e) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) at, in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for the protection of human health or the environment; and (f) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances at, in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to environmental conditions in connection with the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3. Indemnified Parties’ Rights/Cooperation and Access. Indemnitor shall cooperate with and provide access to the Property to Indemnified Parties and any person or entity designated by Indemnified Parties to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Except as otherwise provided in Section 5.4 of the Security Instrument, with respect to any assessment or audit requested by Indemnitee following the occurrence of an Event of Default or based upon Indemnitee’s reasonable belief that there are Hazardous Substances at, in, on, under or from the Property which are not in compliance with Environmental Laws, all such investigations shall be performed at Indemnitor’s sole cost and expense.

4. INDEMNIFICATION. INDEMNITOR COVENANTS AND AGREES, AT ITS SOLE COST AND EXPENSE, TO PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY ONE OR MORE OF THE FOLLOWING (EXCEPT TO THE EXTENT THE SAME RELATE SOLELY TO HAZARDOUS SUBSTANCES FIRST INTRODUCED TO THE PROPERTY BY ANYONE OTHER THAN INDEMNITOR OR ITS RESPECTIVE AGENTS OR EMPLOYEES FOLLOWING THE FORECLOSURE OF THE SECURITY INSTRUMENT (OR THE DELIVERY AND ACCEPTANCE OF A DEED IN LIEU OF SUCH FORECLOSURE), THE EXPIRATION OF ANY APPLICABLE RIGHT OF REDEMPTION AND THE OBTAINING BY THE PURCHASER AT SUCH FORECLOSURE SALE OR GRANTEE UNDER SUCH DEED OF POSSESSION OF THE PROPERTY): (A) THE PAST, PRESENT OR FUTURE PRESENCE, RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES AT, IN, ON, UNDER OR FROM THE PROPERTY; (B) ANY PAST, PRESENT OR THREATENED NON-COMPLIANCE OR VIOLATIONS OF ANY ENVIRONMENTAL LAWS (OR PERMITS ISSUED PURSUANT TO ANY ENVIRONMENTAL LAW) IN CONNECTION WITH THE PROPERTY OR OPERATIONS THEREON; (C) ANY LEGAL OR ADMINISTRATIVE PROCESSES OR PROCEEDINGS OR JUDICIAL PROCEEDINGS IN ANY WAY CONNECTED WITH ANY MATTER ADDRESSED IN THIS AGREEMENT; (D) ANY PERSONAL INJURY, WRONGFUL DEATH, OR PROPERTY OR OTHER DAMAGE ARISING UNDER ANY STATUTORY OR COMMON LAW OR TORT LAW THEORY CONCERNING HAZARDOUS SUBSTANCES; AND (E) ANY MISREPRESENTATION OR INACCURACY IN ANY REPRESENTATION OR WARRANTY OR MATERIAL BREACH OR FAILURE TO PERFORM ANY COVENANTS OR OTHER OBLIGATIONS IN THIS AGREEMENT OR ANY COVENANTS OR OTHER OBLIGATIONS IN THE SECURITY INSTRUMENT WHICH ARE RELATED TO HAZARDOUS SUBSTANCES OR ENVIRONMENTAL LAW.

5. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend, and provide legal representation for such Indemnified Party with respect to any of the matters referenced in Section 4 above (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them with respect to such matters, and, at the option of Indemnified Parties, their attorneys shall control the resolution of such matters. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of Indemnified Parties, reimburse Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any of the other Loan Documents (as defined in the Security Instrument).

7. Enforcement. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral and without first having recourse to the Note, the Security Instrument or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise. Nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Security Instrument, or exercising any other rights and remedies thereunder.

8. Survival. The obligations and liabilities of Indemnitor under this Agreement shall survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale or delivery of a deed in lieu of foreclosure of the Security Instrument.

9. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within 30 days of such demand, shall bear interest at a per annum rate equal to the Default Rate (as defined in the Note).

10. Waivers. (a) Indemnitor hereby waives (i) any right or claim, of right to cause a marshalling of any Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) all rights and remedies accorded by applicable law to Indemnitor except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) any right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, notice or demand; and (vi) all homestead exemption rights against the obligations hereunder (to the extent applicable) and the benefits Of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) INDEMNITOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS GOVERNING THE LOAN OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

11. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or from the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

12. Transfer of Loan. Indemnitee may, at any time, sell, transfer or assign the Loan, the Note, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor all documents and information (including but not limited to financial information) which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor or otherwise, as Indemnitee determines necessary or desirable. In connection with any such sale, transfer or assignment of the Loan, Indemnitor further agrees that upon request by Indemnitee, Indemnitor shall, within 15 days after request by Lender, enter into such amendments or modifications to this Agreement or any of the other Loan Documents, as applicable, as may be reasonably required by Indemnitee in order to facilitate any such sale, transfer or assignment without impairing Indemnitor’s rights or increasing Indemnitor’s obligations hereunder or under any of the other Loan Documents.

13. Notices. All notices or other written communications hereunder shall be deemed to have been properly given and shall be effective for all purposes (i) upon delivery, if delivered in person, (ii) one Business Day after having been deposited for overnight delivery with any reputable overnight courier service, (iii) three Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) if by telecopy, upon transmittal to the recipient’s telecopy number. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth in the Assumption Agreement.

14. Submission to Jurisdiction. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State in which the Property is located and the United States District Court located in the county in which the Property is located and appellate courts from any thereof, (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

16. Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument arid all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement or any counterpart hereof shall not relieve the other signatories from, their obligations hereunder.

17. No Oral Change. This Agreement and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

18. Headings. The headings and captions of the various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every person or entity comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of arty Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to the term “Indemnitee” shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns.

20. Joint and Several Liability. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

21. Release of Liability. Any one or more parties liable under or pursuant to this Agreement may be released without affecting the liability of any party not so released.

22. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument or the other Loan Documents or would otherwise have at law or in equity.

23. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable in any respect, such provision shall be fully severable and shall be ineffective to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24. Governing Law. This Agreement shall be deemed to be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and the applicable laws of the United States of America.

25. Attorneys’ Fees. For purposes of this Agreement, the term “attorneys’ fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Indemnitee in protecting its interest in the Property, the Leases (as such term is defined in the Security Instrument) and the Rents (as such term is defined in the Security Instrument) and enforcing its rights hereunder.

26. Miscellaneous. Whenever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by. Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Signature Page Follows

IN WITNESS WHEREOF, this Agreement has been executed and delivered by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR: BORROWER:

APARTMENT REIT VILLAS OF EL DORADO, LLC, a Delaware limited liability company

By: NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, its sole member

By: NNN Apartment REIT, Inc., a Maryland corporation, its general partner

By: /s/ S. Jay Olander
Name: S. Jay Olander
Title: Chief Executive Officer

PRINCIPAL:

NNN APARTMENT REIT, INC., a Maryland corporation

By: /s/ S. Jay Olander
Name: S. Jay Olander
Title: Chief Executive Officer